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                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]





                                 August 31, 1998


Aviall, Inc.
2075 Diplomat Drive
Dallas, Texas  75234-8999


                   Re: Aviall, Inc. 1998 Stock Incentive Plan


Ladies and Gentlemen:

         We are acting as counsel to Aviall, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to 940,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock") under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based upon such examination and the assumptions set forth below, we are of the opinion that the Shares, when issued and delivered in accordance with the provisions of the Aviall, Inc. 1998 Stock Incentive Plan (the "Plan") against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be duly authorized, validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the federal laws of the United States of America and to the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Jones, Day, Reavis & Pogue

                                        Jones, Day, Reavis & Pogue